Exhibit 31

[LOGO] Wilshire(SM)
                                                     Wilshire Credit Corporation

                                                                        Payments
                                      P.O. Box 30040; Los Angeles, CA 90030-0040
                                       or P.O. Box 650314; Dallas, TX 75265-0314

                                                                  Correspondence
                                          P.O. Box 8517; Portland, OR 97207-8517

                                                                           Phone
                                                                  (503) 952-7947
March 29, 2006                                                    (888) 502-0100

                                                                             Fax
                                                                  (503) 952-7476

                                                                        Web Site
                                                                    www.wfsg.com

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center
10th Floor
New York, NY 10080
Attn: Asset-Backed Finance


I, Jay H. Memmott, an authorized representative of Wilshire Credit Corporation, as servicer for each reconstituted servicing agreement or servicing agreement listed on Exhibit A hereto (each, an "Agreement"), herby certify to the Depositor, and each of its respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K and all reports on Form 8-K required to be filed in respect of the period covered by this report on Form 10-K of the issuing entities described in the Agreements (the "Exchange Act periodic reports");

      2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 8-K for the period covered by this report is included in the Exchange Act periodic reports;

      4. I am responsible for reviewing the activities performed by the Servicer under the Agreements and based upon the review required hereunder, and except as disclosed in the annual statement of compliance identified in the relevant sections of the Agreements, the annual independent public accountants' reports identified in the relevant sections of the Agreements and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee, the Servicer has, as of the date of this certification, fulfilled its obligations under these Agreements;

      5. The annual statement of compliance discloses all significant deficiencies relating to the servicers compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreements, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Deutsche Bank National Trust Company, as Trustee.


WILSHIRE CREDIT CORPORATION


By:/s/ Jay H. Memmott
   --------------------------------
Name:  Jay H. Memmott
Title: Chairman, President & CEO

                            DEUTSCHE BANK - MERRILL LYNCH
                                      EXHIBIT A


--------------------------------------------------------------------------------
Pool  Description                          Verbiage
--------------------------------------------------------------------------------
                        Pooling & Servicing Agreement dated as of August 1, 2005
                        between Merrill Lynch Mortgage Investors, Inc.,
415   MLMI 2005-NCA     Depositor, Wilshire Credit Corporation, Servicer, and
                        Deutsche Bank National Trust Company, Trustee for the
                        Merrill Lynch Mortgage Investors Trust, Series 2005-NCA
--------------------------------------------------------------------------------
                        Pooling & Servicing Agreement dated as of September 1,
                        2005 between Merrill Lynch Mortgage Investors, Inc.,
426   MLMI 2005-AR1     Depositor, Wilshire Credit Corporation, Servicer, and
                        Deutsche Bank National Trust Company, Trustee for the
                        Merrill Lynch Mortgage Investors Trust, Series 2005-AR1
--------------------------------------------------------------------------------
                        Pooling & Servicing Agreement dated as of November 1,
                        2005 between Merrill Lynch Mortgage Investors, Inc.,
434   MLMI 2005-NCB     Depositor, Wilshire Credit Corporation, Servicer, and
                        Deutsche Bank National Trust Company, Trustee for the
                        Merrill Lynch Mortgage Investors Trust, Series 2005-NCB
--------------------------------------------------------------------------------